September 13, 2010

Toyota Auto Finance Receivables LLC
19851 South Western Avenue EF 12
Torrance, California 90501

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501

Re:          Toyota Auto Finance Receivables LLC
Toyota Motor Credit Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Toyota Auto Finance Receivables LLC (“TAFR LLC”) and Toyota Motor Credit Corporation (“TMCC”), in connection with the preparation of a registration statement on Form S-3 with the registration file number 333-168098 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, a “Trust”) in one or more series (each, a “Series”) of Asset Backed Notes (the “Notes”) and the proposed offering from time to time of demand notes by TMCC (the “TMCC Demand Notes”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a sale and servicing agreement, an indenture and an administration agreement (each, an “Agreement”) among TAFR LLC, TMCC, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.  The TMCC Demand Notes will be issued pursuant to a Demand Note Indenture (the “Demand Note Indenture”) between TMCC and a demand note indenture trustee (the “Demand Note Indenture Trustee”) identified in the prospectus supplement for such TMCC Demand Notes.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of TAFR LLC and TMCC as we consider appropriate with respect to matters of fact.  Specifically, as to all matters of fact, we have entirely relied upon certificates of officers of TAFR LLC and TMCC and of public officials, and have assumed the accuracy of those certificates.  In connection with this opinion, we have also examined the Registration Statement, , the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Each opinion set forth below relating to the binding effect of the Notes or TMCC Demand Notes is subject to the following general qualifications:

(i)
the enforceability of any obligation of the Trust or TMCC or otherwise may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and

(ii)
the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited solely to the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law.

Based upon and subject to the foregoing, we are of the opinion that each Series of Notes, when duly authorized by all requisite statutory trust action on the part of the Trust, executed by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor as described in the Registration Statement, will be entitled to the benefits of the Indenture and will constitute the binding obligations of the applicable Trust thereof, enforceable against the applicable Issuing Entity in accordance with their terms.

Based upon and subject to the foregoing, we also are of the opinion that each series of TMCC Demand Notes, when duly authorized by all requisite corporate action of TMCC, executed and authenticated by the Demand Note Indenture Trustee in accordance with the Demand Note Indenture and sold as described in the Registration Statement, will be entitled to the benefits of the Demand Note Indenture and will constitute the binding obligations of TMCC, enforceable in accordance with their respective terms and the terms of such Demand Note Indenture.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Opinions” in the Prospectus and the related Prospectus Supplement.  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

                                                                                         /s/ Bingham McCutchen LLP
BINGHAM McCUTCHEN LLP